EXHIBIT 10.2

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is made as of June 18, 2015, by and between Tenax Therapeutics, Inc., a Delaware corporation, with its principal place of business in North Carolina (the “Company”), and Michael B. Jebsen (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive previously entered into a Second Amended and Restated Executive Employment Agreement, dated as of November 13, 2013 (the “Employment Agreement”), pursuant to which the Executive is currently employed as the Company’s Chief Financial Officer;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement by entering into this Amendment; and

WHEREAS, Section 14 of the Employment Agreement provides that the Employment Agreement may be amended only by a written agreement executed by the parties.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein, and of other good and valuable consideration, including the compensation to be received by the Executive from the Company from time to time, and specifically the compensation to be received by the Executive described herein, the receipt and sufficiency of which the parties acknowledge, the Company and the Executive agree as follows:

1.	Amendment of Employment Agreement.

(a)	Section 4(a) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(a) Base Salary. Beginning May, 1, 2015, the Executive shall receive an annual salary of Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000) (less applicable withholdings) (“Base Salary”) payable in accordance with the payroll policies of the Company as such policies may exist from time to time or as otherwise agreed upon by the parties. The Board shall review, on an annual basis, the Executive’s salary and may increase or decrease such salary as the Board deems appropriate; provided, however, that any decrease shall only be effective if it is a result of an across-the-board decrease affecting all senior executives as a group.”

(b)	Section 4(d) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(d) [Reserved]”

2.           Effect on Employment Agreement.  Except as specifically provided herein, the Employment Agreement shall remain in full force and effect.

3.           Counterparts.  This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall be deemed a single agreement.

4.           Construction.  This Amendment shall be construed and enforced in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment to Second Amended and Restated Executive Employment Agreement as of the date first above written.

TENAX THERAPEUTICS, INC.	EXECUTIVE

/s/ John P. Kelley	/s/ Michael B. Jebsen
Name: John P. Kelley	Michael B. Jebsen
Title: Chief Executive Officer